UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File No.	Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Definitive Material Contract.

Credit Agreement

On September 24, 2007, Heeling Sports Limited (the “Company”), a wholly owned subsidiary of Heelys, Inc., entered into a Credit Agreement, dated as of September 19, 2007 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A. (the “Bank”).  In connection with the Credit Agreement, the Company and the Bank also entered into a Line of Credit Note dated September 19, 2007 (the “Note”) and a Negative Pledge Agreement dated September 19, 2007 (the “Pledge”).

The Credit Agreement provides the Company with a $2 million revolving credit facility, which expires on June 30, 2009.  The interest rate applicable to indebtedness under the revolving credit facility is a floating rate of interest based on either the prime rate quoted by the Bank or an adjusted LIBOR rate.

The Credit Agreement contains various restrictive covenants typical of those found in revolving credit facilities, including (i) an obligation for the Company to maintain a tangible net worth of at least $75 million and (ii) a prohibition on the Company incurring any other indebtedness for borrowed money.  The Pledge prohibits the Company from creating or permitting any lien, encumbrance or other security interest on the Company’s accounts receivable or inventory.

Copies of the Credit Agreement, the Note and the Pledge have been attached to this Current Report on Form 8-K as exhibits hereto and the terms thereof are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	The following exhibits are filed pursuant to Item 1.01:

	10.1	Credit Agreement dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited

	10.2	Line of Credit Note dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited

	10.3	Negative Pledge Agreement dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: September 27, 2007	By:	/s/ Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited

10.2	Line of Credit Note dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited

10.3	Negative Pledge Agreement dated as of September 19, 2007, between JPMorgan Chase Bank, N.A. and Heeling Sports Limited